Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Paradigm Resource Management Corporation (the “Company”) on Form 10-Q for the quarter ending December 31, 2012, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Robert M. Price, Chief Executive Officer (Principal Executive Officer) of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending December 31, 2012 , fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-Q for the quarter ending December 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2013	By:	/s/ Robert M. Price
Robert M. Price
Chief Executive Officer (Principal Executive Officer) Paradigm Resource Management Corporation